UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2007
TeleTech Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	001-11919 (Commission File Number)	84-1291044 (I.R.S. Employer Identification No.)
9197 S. Peoria Street, Englewood, Colorado 80112
(Address of principal executive offices, including Zip Code)
Telephone Number: (303) 397-8100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURE

Item 2.01. Completion of Acquisition or Disposition of Assets
On September 27, 2007, TeleTech Holdings, Inc. (“TeleTech”), a Delaware corporation, Newgen Results Corporation (“Newgen”), a Delaware corporation and wholly-owned subsidiary of TeleTech, Carabunga.com, Inc. (“Carabunga”), a Delaware corporation and wholly-owned subsidiary of Newgen and Newgen Results Canada, Ltd. (“Newgen Canada”), a Canadian Corporation and wholly-owned subsidiary of Newgen (Newgen, Carabunga and Newgen Canada are hereinafter collectively referred to as “Newgen”) entered into an Asset Purchase Agreement (“Purchase Agreement”) with Aspen Acquisition Holdings, L.L.C., a Delaware limited liability company (“Aspen Acquisition”) and Aspen Marketing Services, Inc., a Delaware corporation (“Aspen”), and wholly-owned subsidiary of Aspen Acquisition and closed the transactions contemplated thereby on September 28, 2007. As provided in the Purchase Agreement, Newgen sold substantially all of its assets and certain of its liabilities to Aspen for total cash consideration of $3.243 million. In addition to customary closing conditions, the transaction was subject to the execution of (i) a Software and Intellectual Property License Agreement between TeleTech and Aspen which provides for exclusive and non-exclusive licenses in certain territories to certain software known as Identify! and Identify! Plus; (ii) a Trademark License Agreement between TeleTech and Aspen which provides for certain licensed intellectual property rights to Identify! and Identify! Plus, and (iii) a Master Services Agreement and accompanying Statement of Work between TeleTech Services Corp. (“TeleTech Services”), a wholly-owned subsidiary of TeleTech, and Aspen whereby TeleTech Services will provide customer care management services on behalf of Aspen’s customers estimated based on current head count to generate revenue of approximately $6 million per year. The Master Services Agreement has a three year term cancellable upon ninety days notice. Pursuant to the terms of the Software and Intellectual Property License Agreement and Trademark License Agreement, Aspen paid TeleTech $225,000 at closing and is obligated to pay TeleTech $2 million twelve months from the date of the closing for a two year exclusive license in certain territories. This agreement also provides for ongoing royalties. (The Purchase Agreement, the Software and Intellectual Property License Agreement, the Trademark License Agreement, Master Services Agreement and accompanying Statement of Work are collectively referred to as the “Agreements”).
The Purchase Agreement, Software and Intellectual Property License Agreement and the Trademark License Agreement were filed as Exhibits 2.1, 10.1 and 10.2 to the Company’s Report on Form 8-K filed on October 3, 2007 and are incorporated into this report by reference. The Master Services Agreement and accompanying Statement of Work are agreements made in the ordinary course of business and therefore TeleTech determined it was not required to file such agreements as exhibits to this report or the report filed on Form 8-K on October 3, 2007.

Item 9.01. Financial Statements and Exhibits.
The accompanying unaudited financial information has been furnished pursuant to Article 11 of Regulation S-X (“Article 11”). In accordance with Article 11, the unaudited pro forma balance sheet as of June 30, 2007, the last day of our most recent fiscal second quarter, presents TeleTech’s financial position as if Newgen sold substantially all of its assets and certain of its liabilities. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2007 and the year ended December 31, 2006 present TeleTech’s operating results as if Newgen sold substantially all of its assets and certain of its liabilities as of January 1, 2006. Pro forma adjustments to reflect the sale have been applied to the historical balance sheet and statements of operations. These adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The adjustments are described in the notes to the pro forma financial information and are set forth in the “Pro Forma Adjustments of Disposition of Newgen” columns.
The unaudited pro forma consolidated financial information is presented for informational purposes only. They do not purport to represent what our results of operations or financial position would have been had this transaction occurred on the dates indicated, and do not necessarily project our financial position at any future date or our results of operations for any future period. This unaudited pro forma financial information is derived from the historical financial information of TeleTech and presented on a stand-alone basis not including or incorporating any pro forma adjustments from any other transactions.
This pro forma financial information should be read in conjunction with TeleTech’s 2006 Annual Report on Form 10-K, filed on February 7, 2007.

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
Pro Forma Consolidated Balance Sheet
June 30, 2007
(Amounts in thousands, except share amounts)
(Unaudited)

		Pro Forma
		Adjustments
		Disposition of
	Historical	Newgen	Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$60,138	$3,107	$63,245
Accounts receivable, net	239,172	(3,118)	236,054
Prepaids and other current assets	47,581	1,527	49,108
Deferred tax assets, net	8,120	—	8,120
Income tax receivables	20,501	(8)	20,493
Assets held for sale	—	—	—

Total current assets	375,512	1,508	377,020

Long-term assets
Property, plant and equipment, net	165,686	(5,062)	160,624
Goodwill	45,222	—	45,222
Contract acquisition costs, net	8,329	(292)	8,037
Deferred tax assets, net	40,920	—	40,920
Other long-term assets	29,696	(10)	29,686

Total long-term assets	289,853	(5,364)	284,489

Total assets	$665,365	$(3,856)	$661,509

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$26,715	$(175)	$26,540
Accrued employee compensation and benefits	77,047	346	77,393
Other accrued expenses	35,392	(176)	35,216
Income tax payables	26,823	(1,815)	25,008
Deferred tax liabilities, net	311	—	311
Liabilities associated with assets held for sale	—	—	—
Other short-term liabilities	9,154	532	9,686

Total current liabilities	175,442	(1,288)	174,154

Long-term liabilities
Line of credit	45,000	—	45,000
Grant advances	7,298	—	7,298
Deferred tax liabilities	419	—	419
Other long-term liabilities	19,860	—	19,860

Total long-term liabilities	72,577	—	72,577

Total liabilities	248,019	(1,288)	246,731

Minority interest	5,181	—	5,181

Commitments and contingencies

Stockholders’ equity
Common stock — $.01 par value; 150,000,000 shares authorized; 70,103,437 shares outstanding as of September 28, 2007	704	—	704
Preferred stock — $.01 par value; 10,000,000 shares authorized; zero shares outstanding as of September 28, 2007	—	—	—
Additional paid-in capital	165,081	272	165,353
Accumulated other comprehensive income	26,034	—	26,034
Retained earnings	220,346	(2,840)	217,506

Total stockholders’ equity	412,165	(2,568)	409,597

Total liabilities and stockholders’ equity	$665,365	$(3,856)	$661,509

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
Pro Forma Consolidated Statement of Operations
Six Months Ended June 30, 2007
(Amounts in thousands, except per share amounts)
(Unaudited)

		Pro Forma
		Adjustments
		Disposition of
	Historical	Newgen	Pro Forma
Revenue	$662,364	$(11,595)	$650,769

Operating expenses
Cost of services	476,065	(6,177)	469,888
Selling, general and administrative	101,966	(7,315)	94,651
Depreciation and amortization	26,634	(2,510)	24,124
Restructuring charges, net	262	—	262
Impairment losses	13,515	(13,361)	154

Total operating expenses	618,442	(29,363)	589,079

Income (loss) from operations	43,922	17,768	61,690

Other income (expense), net
Interest income	885	—	885
Interest expense	(2,701)	225	(2,476)
Other, net	(1,323)	(12)	(1,335)

Total other income (expense), net	(3,139)	213	(2,926)

Income (loss) from operations before income taxes and minority interest	40,783	17,981	58,764

Provision for income taxes	(13,344)	(7,013)	(20,357)

Income (loss) from operations before minority interest	27,439	10,968	38,407

Minority interest	(942)	—	(942)

Net income (loss)	$26,497	$10,968	$37,465

Weighted average shares outstanding
Basic	70,467		70,467
Diluted	72,926		72,926

Net income (loss) per share
Basic	$0.38		$0.53
Diluted	$0.36		$0.51

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
Pro Forma Consolidated Statement of Operations
Fiscal Year Ended December 31, 2006
(Amounts in thousands, except per share amounts)
(Unaudited)

		Pro Forma
		Adjustments
		Disposition of
	Historical	Newgen	Pro Forma
Revenue	$1,211,297	$(40,228)	$1,171,069

Operating expenses
Cost of services	885,602	(19,586)	866,016
Selling, general and administrative	199,226	(20,729)	178,497
Depreciation and amortization	51,429	(7,067)	44,362
Restructuring charges, net	1,630	(107)	1,523
Impairment losses	565	—	565

Total operating expenses	1,138,452	(47,489)	1,090,963

Income (loss) from operations	72,845	7,261	80,106

Other income (expense), net
Interest income	2,209	—	2,209
Interest expense	(5,943)	—	(5,943)
Other, net	(725)	14	(711)

Total other income (expense), net	(4,459)	14	(4,445)

Income (loss) from operations before income taxes and minority interest	68,386	7,275	75,661

Provision for income taxes	(14,676)	(2,837)	(17,513)

Income (loss) from operations before minority interest	53,710	4,438	58,148

Minority interest	(1,868)	—	(1,868)

Net income (loss)	$51,842	$4,438	$56,280

Weighted average shares outstanding
Basic	69,184		69,184
Diluted	70,615		70,615

Net income per share
Basic	$0.75		$0.81
Diluted	$0.73		$0.80

NOTE 1: PRO FORMA ADJUSTMENTS
Pro forma adjustments are necessary to reflect the condensed consolidated statement of operations as if the disposition was consummated on January 1, 2006 and are as follows:
a.	The Statement of Operations has been adjusted for the revenues and expenses of Newgen that were eliminated from the consolidated result of TeleTech as a result of the transaction which management believes are directly attributable to the transaction and will not continue after the transaction. The estimated loss on the sale of substantially all the assets of Newgen (hereafter "sale of Newgen") has not been included in the pro forma Statement of Operations but will be reflected in the historical statement of operations when the transaction is consummated.
b.	Pro Forma tax adjustments have been made at an effective tax rate of 39%.
Pro forma adjustments are necessary to reflect the consolidated balance sheet as if the disposition was consummated on June 30, 2007 and are as follows:
a.	To record the consideration received for the sale of Newgen and the software license, net of cash sold as a part of the transaction.
b.	To eliminate the assets and liabilities sold as a part of the Newgen transaction.
c.	To record $2 million receivable on the software license, net of prepaid assets sold as a part of the transaction.
d.	To eliminate accrued employee liabilities sold as a part of the transaction net of costs accrued related to the transaction including severance costs, costs associated with accelerated vesting of certain employee stock option grants, legal and other professional fees. In addition, the Company has accrued a liability to appropriately account for the fair value of certain transition services provided by Newgen and TeleTech to Aspen.
e.	To record preliminary loss on the disposal of the transaction, net of the software license with the tax impact recorded at an effective tax rate of 39%.
The Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006 and the six months ended June 30, 2007 do not include any adjustments related to the Master Services Agreement and accompanying Statement of Work between TeleTech Services and Aspen whereby TeleTech Services will provide customer care management services on behalf of Aspen’s customers. As disclosed in Item 2.01 above, based on the current headcount this would have been expected to generate approximately $6.3 million and $3.2 million in revenue for the year ended December 31, 2006 and the six months ended June 30, 2007, respectively.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleTech Holdings, Inc.
By:	/s/ Kenneth D. Tuchman
KENNETH D. TUCHMAN
Chief Executive Officer

Dated: October 4, 2007